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                                                                      EXHIBIT 23

                         Consent of Independent Auditors

The Board of Directors
Stewart Information Services Corporation:

We consent to incorporation by reference in the registration statements (No. 33-48519, No. 33-48520, No. 33-58156, No. 33-59747, No. 33-62535, No. 333-03981,
No. 333-24075, No. 333-65971 and No. 333-77579) on Form S-8 and the registration statement (No. 333-58022) on Form S-3 of Stewart Information Services Corporation of our report dated February 14, 2003, relating to the consolidated balance sheets of Stewart Information Services Corporation and subsidiaries as of December 31, 2002 and 2001 and the related consolidated statements of earnings, retained earnings and comprehensive earnings and cash flows for each of the years in the three-year period ended December 31, 2002, and all related schedules, which report appears in the December 31, 2002 annual report on Form 10-K of Stewart Information Services Corporation.

                       /s/ KPMG LLP

Houston, Texas
March 17, 2003